Exhibit 21.1
THE ST. JOE COMPANY
LIST OF SUBSIDIARIES
(includes 100% directly owned entities, indirectly owned entities and joint venture entities of which we may be a majority, equal or minority partner)

STATE OF
COMPANY NAME	ORGANIZATION
Artisan Park, L.L.C.	DE

Arvida Housing L.P., Inc.	DE

Crooked Creek Utility Company	FL

Deerfield Park, LLC	GA

Eagle Point, L.L.C.	FL

East San Marco, LLC	FL

Florida Timber Finance I, LLC	DE

Georgia Timber Finance I, LLC	DE

Paradise Pointe, L.L.C.	FL

Park Point, LLC	FL

Park Point Land, LLC	FL

Paseos Mortgage, LLC	DE

Paseos Title, LLC	DE

Paseos, LLC	DE

Plume Street, LLC	DE

Plume Street Manager, LLC	DE

Residential Community Title Company	DE

Rivercrest Mortgage, LLC	DE

STATE OF
COMPANY NAME	ORGANIZATION
Rivercrest Title, LLC	DE

Rivercrest, LLC	DE

SJP Technology Company	FL

Southeast Bonded Homebuilder Warranty Association, L.L.C.	FL

Southeast Insurance Company	VT

St. James Island Utility Company	FL

St. Joe Capital I, Inc.	DE

St. Joe Central Florida Contracting, Inc.	FL

St. Joe Community Sales, Inc.	FL

St. Joe Finance Company	FL

St. Joe Home Building, L.P.	DE

St. Joe Residential Acquisitions, Inc.	FL

St. Joe Timberland Company of Delaware, L.L.C.	DE

St. Joe Utilities Company	FL

St. Joe West Florida Contracting, Inc.	FL

St. Joe-Southwood Properties, Inc.,	FL

Sunshine State Cypress, Inc.	FL

SweetTea Publishing, L.L.C.	FL

Talisman Sugar Corporation	FL